Exhibit 99.2

Investor Presentation First Quarter 2022

Safe Harbor Statement and Disclaimer Forward - Looking Statements In this presentation, “we,” “our,” “us,” “Five Star" or “the Company” refers to Five Star Bancorp, a California corporation, and our consolidated subsidiaries, including Five Star Bank, a California state - chartered bank, unless the context indicates that we refer only to the parent company, Five Star Bancorp . This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based . Forward - looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan” or words or phases of similar meaning . The Company cautions that the forward - looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control . Such forward - looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated . New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company . If one or more of the factors affecting the Company’s forward - looking information and statements proves incorrect, then the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, forward - looking information and statements contained in this press release . Therefore, the Company cautions you not to place undue reliance on the Company’s forward - looking information and statements . Important factors that could cause actual results to differ materially from those in the forward - looking statements are set forth in the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2021 under the section entitled “Risk Factors,” and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company disclaims any duty to revise or update the forward - looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward - looking statements, except as specifically required by law . Industry Information This presentation includes statistical and other industry and market data that we obtained from government reports and other third - party sources . Our internal data, estimates, and forecasts are based on information obtained from government reports, trade, and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions . Although we believe that this information (including the industry publications and third - party research, surveys, and studies) is accurate and reliable, we have not independently verified such information . In addition, estimates, forecasts, and assumptions are necessarily subject to a high degree of uncertainty and risk due to a variety of factors . Finally, forward - looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward - looking statements in this presentation . Unaudited Financial Data Numbers contained in this presentation for the quarter ended March 31, 2022 and for other quarterly periods are unaudited. Addit ionally, all figures presented as year - to - date, except for periods that represent a full fiscal year ended December 31, represent unaudited results. As a result, subsequent information may cause a cha nge in certain accounting estimates and other financial information, including the Company’s allowance for loan losses, fair values, and income taxes. Non - GAAP Financial Measures The Company uses financial information in its analysis of the Company’s performance that are not in conformity with accountin g p rinciples generally accepted in the United States of America (“GAAP”). The Company believes that these non - GAAP financial measures provide useful information to management and investors that is suppl ementary to the Company’s financial condition, results of operations, and cash flows computed in accordance with GAAP. However, the Company acknowledges that its non - GAAP financial measures have a n umber of limitations. See the appendix to this presentation for a reconciliation of these non - GAAP measures to the most directly comparable GAAP financial measures. First Quarter 2022 Investor Presentation | 2

Agenda First Quarter 2022 Investor Presentation | 3 • Company Overview • Financial Highlights • Loans and Credit Quality • Deposit and Capital Overview • Financial Results

Company Overview First Quarter 2022 Investor Presentation | 4

Company Overview Nasdaq: Headquarters: Asset Size: Loans Held for Investment: Deposits: Bank Branches: First Quarter 2022 Investor Presentation | 5 FSBC Rancho Cordova, California $2.8 billion $2.1 billion $2.5 billion 7 Note: Balances are as of March 31, 2022. Five Star is a community business bank that was founded to serve the commercial real estate industry. Today, the markets we serve have expanded to meet customer demand and now include manufactured housing and storage, faith - based, government, nonprofits, and more.

Executive Team First Quarter 2022 Investor Presentation | 6 James Beckwith President and Chief Executive Officer Five Star since 2003 John Dalton Senior Vice President and Chief Credit Officer Five Star since 2011 Mike Lee Senior Vice President and Chief Regulatory Officer Five Star since 2005 Michael Rizzo Senior Vice President and Chief Banking Officer Five Star since 2005 Brett Wait Senior Vice President and Chief Information Officer Five Star since 2011 Lydia Ramirez Senior Vice President and Chief Operations and Chief DE&I Officer Five Star since 2017 Heather Luck Senior Vice President and Chief Financial Officer Five Star since 2018 Shelley Wetton Senior Vice President and Chief Marketing Officer Five Star since 2015

Financial Highlights First Quarter 2022 Investor Presentation | 7

Consistent and Organic Asset Growth First Quarter 2022 Investor Presentation | 8 Note: Dollars are in millions. Balances are end of period. References to PPP are the Paycheck Protection Program. 1. CAGR is based upon balances as of March 31, 2022. 2. A reconciliation of this non - GAAP measure is set forth in the appendix. (2) CAGR (1) 5 years 10 years Total Assets 23.35% 17.65%

Financial Highlights First Quarter 2022 Investor Presentation | 9 (dollars in millions) For the three months ended 3/31/2022 12/31/2021 3/31/2021 Profitability Net income $ 9.9 $ 11.3 $ 10.3 Return on average assets ("ROAA") 1.53% 1.82% 2.05 % Return on average equity ("ROAE") 17.07% 19.15% 32.08 % Net Interest Margin Net interest margin 3.60% 3.67% 3.83 % Average loan yield 4.53% 4.71% 4.95 % Average loan yield, excluding PPP loans (1) 4.43% 4.56% 4.87 % PPP income $ 0.6 $ 1.1 $ 2.0 PPP loans forgiven $ 20.6 $ 39.4 $ 74.5 Total cost of funds 0.17% 0.16% 0.24% 3/31/2022 12/31/2021 Asset Quality Nonperforming loans to loans held for investment (2) 0.06% 0.03 % Allowance for loan losses to loans held for investment (2) 1.15% 1.20% # of PPP loans outstanding 5 60 Balance of PPP loans outstanding $ 1.5 $ 22.1 # of loans in a COVID - 19 deferment period 6 6 Balance of loans in a COVID - 19 deferment period $ 12.2 $ 12.2 Note: Yields are based on average balance and annualized quarterly interest income. 1. A reconciliation of this non - GAAP measure is set forth in the appendix. 2. Loans held for investment are the equivalent of total loans outstanding at each period end.

Financial Highlights First Quarter 2022 Investor Presentation | 10 Growth • Continued balance sheet growth with $166.0 million of growth in non - PPP loans held for investment (1) and $217.2 million in deposit growth since December 31, 2021. Funding • For the most recent quarter ended, non - interest - bearing deposits comprised 37.60% of total deposits, compared to 39.46% for the year ended December 31, 2021. • Deposits comprised 98.27% of total liabilities as of March 31, 2022, as compared to 98.46% of total liabilities as of December 31, 2021. Capital • All capital ratios were above well - capitalized regulatory thresholds as of March 31, 2022 and December 31, 2021. • On January 21, 2022, the Company announced a cash dividend of $0.15 per share. 1. A reconciliation of this non - GAAP measure is set forth in the appendix.

Loans and Credit Quality First Quarter 2022 Investor Presentation | 11

Consistent Loan Growth First Quarter 2022 Investor Presentation | 12 Note: Loan balances are end of period loans held for investment. Yields are based on average balance and annualized quarterly interest income. 1. CAGR is based upon balances as of March 31, 2022. 2. A reconciliation of this non - GAAP measure is set forth in the appendix. (2) CAGR (1) 5 years Total Loans 21.94%

Loan Portfolio Composition First Quarter 2022 Investor Presentation | 13 Types of collateral securing commercial real estate ("CRE") loans Loan Balance ($000s) # of Loans % of CRE Manufactured home community $ 598,014 278 33.97 % Retail $ 192,575 65 10.94 % Multifamily $ 167,103 70 9.49 % Industrial $ 145,598 102 8.27 % Office $ 141,318 90 8.03 % Faith - based $ 130,036 79 7.39 % Mini storage $ 95,172 29 5.41 % All other types (1) $ 290,735 133 16.50 % Total $ 1,760,551 846 100.00 % Note: Balances are net book value as of period end, before allowance for loan losses, before deferred loan fees, and exclude loans held for sale. 1. Types of collateral in “all other types” are those that individually make up less than 5% CRE concentration.

CRE Collateral Values First Quarter 2022 Investor Presentation | 14 (1) Note: Balances are net book value as of period end, before allowance for loan losses, before deferred loan fees, and exclude loans held for sale. 1. Types of collateral in “all other types” are those that individually make up less than 5% CRE concentration.

Loan Portfolio Diversification We focus primarily on commercial lending, with an emphasis on commercial real estate . We offer a variety of loans to small and medium - sized businesses, professionals, and individuals, including commercial real estate, commercial land and construction, and farmland loans . To a lesser extent, we also offer residential real estate, construction real estate, and consumer loans . First Quarter 2022 Investor Presentation | 15 Note: Balances are net book value as of period end, before allowance for loan losses, before deferred loan fees, and exclude loans held for sale. Loans by Type Loans by Purpose Real Estate Loans by Geography

Loan Rollforward First Quarter 2022 Investor Presentation | 16 Note: Dollars are in millions. Beginning and ending balances are as of period end, before allowance for loan losses, including deferred loan fees, and excluding loans held for sale. Q4 2021 Q1 2022 Beginning Balance $ 1,707 $ 1,936 Non PPP Originations 462 313 PPP Originations — — Non PPP Payoffs and Paydowns (194) (147) PPP Forgiveness and Repayments (39) (21) Ending Balance $ 1,936 $ 2,081

Asset Quality Our primary objective is to maintain a high level of asset quality in our loan portfolio. In order to maintain our strong asset quality, we: – Place emphasis on our commercial portfolio, where we reevaluate risk assessments as a result of reviewing commercial property op erating statements and borrower financials – Monitor payment performance, delinquencies, and tax and property insurance compliance – Design our practices to facilitate the early detection and remediation of problems within our loan portfolio – Employ the use of an outside, independent consulting firm to evaluate our underwriting and risk assessment process First Quarter 2022 Investor Presentation | 17 Nonperforming Loan Trend Allowance for Loan Losses and Net Charge - off Trend Note: References to loans HFI are loans held for investment which are the equivalent of total loans outstanding at each period end. References to average loans HFI are average loans held for investment during the period.

Allocation of Allowance for Loan Losses First Quarter 2022 Investor Presentation | 18 (dollars in thousands) March 31, 2022 December 31, 2021 Allowance for Loan Losses Amount % of Total Amount % of Total Collectively evaluated for impairment Real estate: Commercial $ 13,868 58.01% $ 12,869 55.37 % Commercial land & development 66 0.28% 50 0.22 % Commercial construction 430 1.80% 371 1.60 % Residential construction 40 0.17% 50 0.22 % Residential 208 0.87% 192 0.83 % Farmland 611 2.56% 645 2.78 % Total real estate loans 15,223 63.69% 14,177 61.02 % Commercial: Secured 6,400 26.77% 6,687 28.77 % Unsecured 246 1.03% 207 0.89 % PPP — — % — — % Total commercial loans 6,646 27.80% 6,894 29.66 % Consumer and other 1,088 4.55% 889 3.82 % Unallocated 308 1.29% 1,111 4.78 % Individually evaluated for impairment Commercial secured 639 2.67% 172 0.72 % Total allowance for loan losses $ 23,904 100.00% $ 23,243 100.00%

Risk Grade Migration First Quarter 2022 Investor Presentation | 19 Classified Loans (Loans Rated Substandard or Doubtful) (dollars in thousands) 2020 2021 Q1 2022 Real estate: Commercial $ 35,543 $ 9,256 $ 901 Commercial land & development — — — Commercial construction — — — Residential construction — — — Residential 183 178 177 Farmland — — — Commercial: Secured 132 1,180 1,921 Unsecured — — — Paycheck Protection Program (PPP) — — — Consumer and other — — 12 Total $ 35,858 $ 10,614 $ 3,011 Note: Loan portfolio outstanding is the total balance of loans outstanding at period end, before deferred loan fees, before allowance for loan losses, excluding loans held for sale.

Deposit and Capital Overview First Quarter 2022 Investor Presentation | 20

Diversified Funding First Quarter 2022 Investor Presentation | 21 Total Deposits (1) = $2.5 billion 98.3% of Total Liabilities Liability Mix 1. Balance as of March 31, 2022. 2. Loan balance in loan to deposit ratio is total loans held for investment and sale at period end. Loan (2) to Deposit Ratio Non - Interest - Bearing Deposits to Total Deposits

Strong Deposit Growth First Quarter 2022 Investor Presentation | 22 Note: Balances are end of period. Cost of total deposits is based on total average balance of interest - bearing and non - interest - bearing deposits and annualized quarterly deposit interest expense. 1. CAGR is based upon balances as of March 31, 2022. Cost of Total Deposits 0.55% 0.81% 0.44% 0.11% 0.09% CAGR (1) 4 years Total Deposits 21.17%

Capital Ratios First Quarter 2022 Investor Presentation | 23 Tier 1 Leverage Ratio Tier 1 Capital to RWA Total Capital to RWA Common Equity Tier 1 to RWA Note: References to RWA are risk - weighted assets.

Financial Results First Quarter 2022 Investor Presentation | 24

Earnings Track Record First Quarter 2022 Investor Presentation | 25 Note: References to EPS are Earnings Per Share. Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Net Income $ 10.3 M $ 9.8 M $ 11.0 M $ 11.3 M $ 9.9 M Quarterly Basic EPS $ 0.93 $ 0.67 $ 0.64 $ 0.66 $ 0.58 Quarterly Diluted EPS $ 0.93 $ 0.67 $ 0.64 $ 0.66 $ 0.58

Operating Metrics First Quarter 2022 Investor Presentation | 26 Efficiency Ratio Net Interest Margin Note: All 2022 figures are through March 31, 2022. Total Income Before Taxes

Non - interest Income and Expense Comparison First Quarter 2022 Investor Presentation | 27 (dollars in thousands) For the three months ended 3/31/2022 12/31/2021 3/31/2021 Non - interest Income Service charges on deposit accounts $ 108 $ 116 $ 90 Net gain on sale of securities 5 15 182 Gain on sale of loans 918 1,072 931 Loan - related fees 617 391 260 FHLB stock dividends 102 102 78 Earnings on bank - owned life insurance 90 57 52 Other income 345 37 23 Total non - interest income $ 2,185 $ 1,790 $ 1,616 Non - interest Expense Salaries and employee benefits $ 5,675 $ 5,209 $ 4,697 Occupancy and equipment 520 544 451 Data processing and software 716 656 629 Federal Deposit Insurance Corporation insurance 165 160 280 Professional services 554 444 1,532 Advertising and promotional 344 499 170 Loan - related expenses 278 136 229 Other operating expenses 1,323 1,370 816 Total non - interest expense $ 9,575 $ 9,018 $ 8,804

Shareholder Returns First Quarter 2022 Investor Presentation | 28 ROAA ROAE EPS (basic and diluted) Value per Share (book and tangible book (1) ) Note: All 2022 figures are through March 31, 2022. 1. A reconciliation of this non - GAAP measure is set forth in the appendix.

We strive to become the top business bank in all markets we serve through exceptional service, deep connectivity, and customer empathy. We are dedicated to serving real estate, agricultural, faith - based, and small to medium - sized enterprises. We aim to consistently deliver value that meets or exceeds the expectations of our shareholders, customers, employees, business partners, and community.

Appendix: Non-GAAP Reconciliation (Unaudited)

The Company uses financial information in its analysis of the Company's performance that are not in conformity with GAAP. The Company believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations, and cash flows computed in accordance with GAAP. However, the Company acknowledges that its non-GAAP financial measures have a number of limitations. As such, investors should not view these disclosures as a substitute for results determined in accordance with GAAP. Additionally, these non-GAAP measures are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons.

Average loan yield, excluding PPP loans, is defined as the daily average loan yield, excluding PPP loans, and includes both performing and nonperforming loans. The most directly comparable GAAP financial measure is average loan yield.

Total assets, excluding PPP loans, is defined as total assets less PPP loans. The most directly comparable GAAP financial measure is total assets.

Growth in non-PPP loans held for investment, is defined as growth in loans held for investment less PPP loans. The most directly comparable GAAP financial measure is growth in total loans held for investment.

Tangible book value per share is defined as total shareholders' equity less goodwill and other intangible assets, divided by the outstanding number of common shares at the end of the period. The most directly comparable GAAP financial measure is book value per share. We had no goodwill or other intangible assets at the end of any period indicated. As a result, tangible book value per share is the same as book value per share at the end of each of the periods indicated.

(dollars in thousands)	Twelve months ended	Three months ended				
Average loan yield, excluding PPP loans	**12/31/2020**	**3/31/2021**	**6/30/2021**	**9/30/2021**	**12/31/2021**	**3/31/2022**
Interest and fee income on loans	$ 71,405	$ 18,613	$ 18,626	$ 20,085	$ 21,569	$ 22,091
Less: interest and fee income on PPP loans	6,535	2,400	1,771	2,054	1,192	610
Interest and fee income on loans, excluding PPP loans	64,870	16,213	16,855	18,031	20,377	21,481
Annualized interest and fee income on loans, excluding PPP loans (numerator)	64,870	65,753	67,605	71,536	80,844	87,117
Average loans held for investment and sale	1,439,380	1,526,130	1,578,438	1,625,995	1,815,627	1,977,509
Less: average PPP loans	165,414	176,384	158,568	89,436	44,101	8,886
Average loans held for investment and sale, excluding PPP loans (denominator)	1,273,966	1,349,746	1,419,870	1,536,559	1,771,526	1,968,623
Average loan yield, excluding PPP loans	5.09 %	4.87 %	4.76 %	4.66 %	4.56 %	4.43 %

FIVE STAR BANCORP

First Quarter 2022 Investor Presentation | 30

Appendix: Non - GAAP Reconciliation (Unaudited) First Quarter 2022 Investor Presentation | 31 (dollars in millions) Total assets, excluding PPP loans 12/31/2020 12/31/2021 3/31/2022 Total assets $ 1,954 $ 2,557 $ 2,778 Less: PPP loans 148 22 2 Total assets, excluding PPP loans $ 1,806 $ 2,535 $ 2,776 (dollars in millions) Growth in non - PPP loans held for investment 3/31/2022 12/31/2021 $ Change Total loans held for investment $ 2,080 $ 1,934 $ 146 Less: PPP loans 2 22 (20) Total loans held for investment, excluding PPP loans $ 2,078 $ 1,912 $ 166